                                 EXHIIBT 10.22
                                 -------------


                        RESTRICTIVE COVENANT AGREEMENT

     This RESTRICTIVE COVENANT AGREEMENT is made and entered into as of this 22nd day of December, 1994 by and among:

     THE STROUSE, ADLER COMPANY, a corporation organized under the laws of the State of Connecticut, having offices at 78 Olive Street, New Haven, Connecticut 06511 (Strouse, Adler"); and

     PBS ENTERPRISES LTD., a corporation organized under the laws of the State of New York, having offices located at 56 Harrison Street, Suite 402, New Rochelle, New York 10801 ("PBS"); and

     MAGGIE MANUFACTURING COMPANY LTD., a limited liability company organized under the laws of Jamaica, having offices located at Sandside, Port Maria, Jamaica ("Maggie"); and

     DAVEDAN PROPERTIES LTD., a limited liability company organized under the laws of Jamaica, having offices located at Sandside, Port Maria, Jamaica ("Davedan"); and

     PETER BLAIR SHALLECK, an individual residing at 4669 Palisade Avenue, Riverdale, New York 10471; and

     SANDY SHALLECK, an individual residing at 4669 Palisade Avenue, Riverdale, New York 10471.


                                   RECITALS

     As a condition of entering into the Exclusive Subcontracting Agreement and the Option Agreement (the "Option Agreement"), by and among Strouse, Adler, PBS, Maggie and Davedan both of such agreements of even date herewith, and provided that Strouse, Adler is not in default pursuant to such agreements, Strouse, Adler desires to restrict Maggie, Davedan, PBS, Peter Shalleck and Sandy Shalleck (each, individually a "Restricted Party" and, collectively, the "Restricted Parties") from directly or indirectly engaging in the manufacture of intimate apparel in Jamaica or soliciting or hiring any of Maggie's employees, all as more particularly described herein.

     Initial capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual representations, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   Covenant not to Compete; Solicit. Each of the Restricted Parties agrees
     --------------------------------
that, during the Restricted Period (as defined below), none of the Restricted Parties shall, other than on behalf of Strouse, Adler, directly or indirectly,
(a) own, manage, operate, control or participate in the ownership, management, operation or control of, serve as an officer, director, partner, employee, agent, consultant, advisor, developer or in any similar capacity with, or have any financial interest in or aid or assist anyone else in the conduct of, any business or business activity related to the design, marketing, distribution or manufacture of intimate apparel in the Restricted Territory (as defined below); or (b) solicit the employment of, negotiate with respect to employment with, or employ any Covered Employee (as defined below).

     For purposes hereof, the following initial capitalized terms shall have the following meanings:

     "Covered Employees" means any person who is, or who was at any time within
      -----------------
     the six (6) month period preceding the date of such determination, an employee, agent, consultant or advisor of Maggie or Strouse, Adler.

     "Restricted Period" means the period commencing on the date hereof and
      -----------------
     ending on the termination of both the Exclusive Subcontracting Agreement and the Option Agreement; provided, however, that, if Strouse Adler exercises the Option, the Restricted Period shall end on the date five (5) years after the Closing Date.

     "Restricted Territory" means an area having a radius of thirty (30) miles
      --------------------
     from the Site as well as the country of Jamaica.

2.   Enforcement. Each of the Restricted Parties acknowledges and agrees that
     -----------
the provisions of this Agreement are reasonable, both with respect to length of duration and geographic scope. Strouse, Adler and each of the Restricted Parties agree that the provisions of this Agreement are severable and separate and that the unenforceability of any specific provision shall not affect the validity of any other provision hereof. In the event that a court of competent jurisdiction should determine that the time or geographic restrictions are unreasonable in their scope, then, and in that event, the parties hereby authorize and empower such court to insert reasonable limitations and enforce the restrictions in accordance therewith so as to achieve as nearly as possible the business purpose and intent of such restrictions.

     Each Restricted Party further acknowledges and agrees that Strouse, Adler will suffer irreparable harm as a result of a breach by any Restricted Party of this Agreement for which money damages would be inadequate. Accordingly, in the event of any actual or threatened breach by any Restricted Party of any provision of this Agreement, Strouse, Adler shall, in addition to any other legal remedies permitted by applicable law, be entitled to seek equitable remedies, including, without limitation, specific performance, a temporary restraining order or a permanent injunction, in any court of competent jurisdiction to prevent or otherwise restrain a breach hereof and to recover all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in enforcing this Agreement. Such relief shall be in addition to and not in substitution for any other remedies available to Strouse, Adler.

5.   Miscellaneous. This Agreement contains the entire understanding of the
     -------------
parties with respect to the subject matter hereof. All understandings, oral and written, and agreements heretofore had between the parties are merged in this Agreement. No duties or obligations under this Agreement may be assigned by any Restricted Party.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut. Each of the Restricted Parties hereby irrevocably consents to the in personam jurisdiction of the United Sates
                            -- --------
District Court for the District of Connecticut and consents to service of process by certified mail care of Stuart F. Gartner, Esq., Gartner & Bloom, P.C., 885 Second Avenue, New York, NY 10017. Strouse, Adler hereby consents to service of process by certified mail care of Wayne A. Martino, Esq., Brenner, Saltzman & Wallman, 271 Whitney Avenue, New Haven, CT 06511. Any judgment entered in enforcing this Agreement may be actionable in Jamaica and none of the parties shall oppose the same.

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     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the date first above written.


THE STROUSE, ADLER COMPANY                        PBS ENTERPRISES LTD.


/s/Graeme Caulfield                               /s/Peter Blair Shalleck
------------------------------                    ------------------------------
By: Graeme Caulfield                              By: Peter Blair Shalleck
Its: Vice President Operations                    Its: President

MAGGIE MANUFACTURING COMPANY,                     DAVEDAN PROPERTIES, LTD.


/s/Peter Blair Shalleck                           /s/Peter Blair Shalleck
------------------------------                    ------------------------------
By: Peter Blair Shalleck                          By: Peter Blair Shalleck
Its: Managing Director                            Its: Managing Director


/s/Peter Blair Shalleck                           /s/Sandy Shalleck
------------------------------                    ------------------------------
Peter Blair Shalleck                              Sandy Shalleck
(individually)                                    (individually)